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                                                                   EXHIBIT 10.13

     Amendment to Seitel, Inc. Amended and Restated 1995 Warrant Reload Plan
                           Effective December 31, 1996

The sixth paragraph of the Plan is hereby deleted and replaced with the following:

         The Board of Directors may, in its discretion, authorize all or a portion of the Warrants granted pursuant to this Plan be on terms which permit transfer by the Warrantholder to (1) the spouse, children or grandchildren of such Warrantholder ("Immediate Family Members"), (2) a trust or trusts for the exclusive benefit of such Immediate Family Members, (3) a partnership in which such Immediate Family Members are the only partners, or (4) such other person or persons in the sole discretion of the Board of Directors, provided that the Warrant Certificate pursuant to which such Warrants are granted must be approved by the Board of Directors, and must expressly provide for transferability in a manner consistent with this paragraph, and provided further, that subsequent transfers of transferred Warrants shall be prohibited except those by will or in accordance with the laws of descent and distribution. Following transfer, any such Warrants shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan the transferee shall be treated as the Warrantholder. However, the events of termination of employment described in this Plan and in the applicable Warrant Certificate, as well as other similar conditions relating to exercisability, termination, expiration, and vesting shall continue to be applied with respect to the original Warrantholder, and following discontinuance of employment of such original Warrantholder or such other event, the Warrants shall be exercisable by the transferee only to the extent, and for the periods specified pursuant to the terms of this Plan and the Warrant Certificate. If the Board of Directors does not so authorize Warrants issued hereunder to be transferable, such Warrants shall not be transferable other than by will or by the laws of descent and distribution, and during a Warrantholder's lifetime shall be exercisable only by him (unless he becomes disabled, in which event they may be exercised by his legal representative).